EXHIBIT 99.1

Consolidated Financial Statements of

CORECHANGE, INC.

Years ended December 31, 2002 and 2001

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KPMG LLP
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AUDITORS’ REPORT

To the Board of Directors of Corechange, Inc.

We have audited the accompanying consolidated balance sheet of Corechange, Inc. as of December 31, 2002 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Corechange, Inc. as of December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations. These auditors expressed an unqualified opinion on these consolidated financial statements in their report dated May 6, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

Chartered Accountants

Toronto, Canada

May 2, 2003

CORECHANGE, INC.

Consolidated Balance Sheets

(In thousands of dollars)

December 31, 2002 and 2001

	2002	2001
Assets

Current assets:
Cash and cash equivalents	$1,885	$11,590
Marketable securities	—	4,000
Accounts receivable, less allowance for doubtful accounts of approximately $175 (2001—$316)	2,442	2,528
Other current assets	586	2,154

	4,913	20,272

Property and equipment, net (note 4)	856	1,669
Other assets	57	358
Note receivable from officer (note 15)	—	800

	$5,826	$23,099

Liabilities and Stockholders’ Deficit

Current liabilities:
Convertible promissory notes, net of unamortized discount (note 6)	$1,515	$—
Notes payable (note 6)	—	1,492
Accounts payable and accrued expenses (note 13)	2,651	4,768
Deferred revenue	2,192	5,104

	6,358	11,364

Obligations under capital lease	14	—
Minority interest in subsidiary (note 16)	107	173
Redeemable convertible preferred stock (note 9)	76,711	71,495

Stockholders’ deficit:
Capital stock:
Authorized:
413,965 Series I convertible preferred stock, $0.01 par value; liquidation preference of $2,641
336,021 Series II convertible preferred stock, $0.01 par value; liquidation preference of $2,500
215,000 Series III convertible preferred stock, $0.01 par value; liquidation preference of $1,500
87,000,000 common stock, $0.01 par value
Issued and outstanding:
413,965 Series I preferred stock	2,641	2,641
336,021 Series II preferred stock	2,484	2,484
200,032 Series III preferred stock	1,417	1,417
4,524,703 common stock (2001—4,519,454)	46	45
Additional paid-in capital	620	—
Warrants (notes 6 and 10)	4,768	2,867
Deferred stock-based compensation	—	(121)
Accumulated deficit	(89,255)	(69,183)
Accumulated other comprehensive loss	(85)	(83)

	(77,364)	(59,933)

Commitments and contingencies (note 11)

	$5,826	$23,099

See accompanying notes to consolidated financial statements.

CORECHANGE, INC.

Consolidated Statements of Operations

(In thousands of dollars)

Years ended December 31, 2002 and 2001

	2002	2001
Revenue:
Software license(1) (note 10)	$6,039	$9,943
Services(1)	5,058	5,335

Revenue, net of non-cash charges related to equity issuances	11,097	15,278

Cost of revenue	3,368	5,927

Gross profit	7,729	9,351

Operating expenses:
Sales and marketing	13,439	18,464
Research and development	4,877	7,539
General and administrative	3,047	3,091
Stock-based compensation	121	1,131
Restructuring costs	1,175	285
Loss on sale of subsidiary (note 3)	—	211

	22,659	30,721

Operating loss	(14,930)	(21,370)

Interest income	94	415

Interest expense (note 8)	(1,163)	(3,256)

Minority interest income (note 16)	75	91

Other loss, net	(351)	(216)

Loss for the year	(16,275)	(24,336)

Accretion and dividends on preferred stock	(5,126)	(3,799)

Loss for the year attributable to common stockholders	$(21,401)	$(28,135)

(1) The following summarizes revenue from related parties:
	2002	2001
Software license	$—	$218
Services	—	114

Total revenue	$—	$332

See accompanying notes to consolidated financial statements.

CORECHANGE, INC.

Consolidated Statements of Stockholders’ Deficit

(In thousands of dollars)

Years ended December 31, 2002 and 2001

	Convertible preferred stock						Common stock
	Series I		Series II		Series III				Additional paid-in capital		Deferred stock-based compensation		Accumulated other comprehensive loss
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	$0.01 par value		Warrants		Accumulated deficit		Stockholders’ deficit
Balance, December 31, 2000 as restated	413,965	$2,641	336,021	$2,484	200,032	$1,417	4,414,224	$44	$3,009	$1,383	$(1,252)	$(44,503)	$(52)	$(34,829)
Comprehensive loss:
Loss for the year	–	–	–	–	–	–	–	–	–	–	–	(24,336)	–	(24,336)
Cumulative translation adjustment	–	–	–	–	–	–	–	–	–	–	–	–	(81)	(81)

	–	–	–	–	–	–	–	–	–	–	–	(24,336)	(81)	(24,417)
Issuances of common stock	–	–	–	–	–	–	105,230	1	63	–	–	–	–	64
Issuances of warrants (notes 6 and 10)	–	–	–	–	–	–	–	–	–	1,484	–	–	–	1,484
Beneficial conversion of convertible notes payable (note 6)	–	–	–	–	–	–	–	–	268	–	–	–	–	268
Stock-based compensation expense	–	–	–	–	–	–	–	–	115	–	1,131	–	–	1,246
Accretion and dividends on redeemable convertible preferred stock	–	–	–	–	–	–	–	–	(3,455)	–	–	(344)	–	(3,799)
Reversal of cumulative translation adjustment related to sale of
Norway subsidiary	–	–	–	–	–	–	–	–	–	–	–	–	50	50

Balance, December 31, 2001	413,965	2,641	336,021	2,484	200,032	1,417	4,519,454	45	–	2,867	(121)	(69,183)	(83)	(59,933)
Comprehensive loss:
Loss for the year	–	–	–	–	–	–	–	–	–	–	–	(16,275)	–	(16,275)
Cumulative translation adjustment	–	–	–	–	–	–	–	–	–	–	–	–	(2)	(2)

	–	–	–	–	–	–	–	–	–	–	–	(16,275)	(2)	(16,277)
Issuances of common stock	–	–	–	–	–	–	5,249	1	3	–	–	–	–	4
Issuances of warrants (note 6)	–	–	–	–	–	–	–	–	–	1,901	–	–	–	1,901
Beneficial conversion of convertible notes payable (note 6)	–	–	–	–	–	–	–	–	1,901	–	–	–	–	1,901
Stock-based compensation expense	–	–	–	–	–	–	–	–	45	–	121	–	–	166
Accretion and dividends on redeemable convertible preferred stock	–	–	–	–	–	–	–	–	(1,329)	–	–	(3,797)	–	(5,126)

Balance, December 31, 2002	413,965	$2,641	336,021	$2,484	200,032	$1,417	4,524,703	$46	$620	$4,768	$–	$(89,255)	$(85)	$(77,364)

See accompanying notes to consolidated financial statements.

CORECHANGE, INC.

Consolidated Statements of Cash Flows

(In thousands of dollars)

Years ended December 31, 2002 and 2001

	2002	2001
Cash flows from operating activities:
Loss for the year	$(16,275)	$(24,336)
Adjustments to reconcile loss for the year to net cash used in operating activities:
Non-cash interest expense	951	2,917
Stock-based compensation expense	166	1,246
Fair value of warrants issued to reseller	—	709
Minority interest in subsidiary	(75)	173
Loss on disposal of fixed assets	304	—
Depreciation and amortization	876	581
Change in non-cash operating working capital:
Accounts receivable	86	831
Other current assets	1,568	(1,479)
Accounts payable and accrued expenses	(2,027)	(182)
Deferred revenue	(2,912)	2,431

Cash flows used in operating activities	(17,338)	(17,109)

Cash flows from financing activities:
Net proceeds from issuance of redeemable convertible preferred stock	—	27,189
Net proceeds from issuance of convertible notes payable	4,366	—
Proceeds from notes payable to stockholders net of issuance costs	—	4,000
Payments of notes payable to stockholders	—	(3,000)
Proceeds from notes payable	—	1,492
Payments of notes payable	(1,492)	—
Proceeds from issuance of common stock	4	64
Payments under capital lease obligations	(4)	—

Cash flows from financing activities	2,874	29,745

Cash flows from investing activities:
Decrease (Increase) in other assets	301	(930)
Sales (purchases) of marketable securities	4,000	(4,000)
Proceeds of note receivable from officer	800	—
Purchases of property and equipment	(349)	(953)

Cash flows from (used in) investing activities	4,752	(5,883)
Effect of exchange rates on cash	7	(32)

Increase (decrease) in cash and cash equivalents	(9,705)	6,721
Cash and cash equivalents, beginning of year	11,590	4,869

Cash and cash equivalents, end of year	$1,885	$11,590

CORECHANGE, INC.

Consolidated Statements of Cash Flows (continued)

(In thousands of dollars)

Years ended December 31, 2002 and 2001

	2002	2001
Supplemental cash flow information:
Interest paid	$90	$284

Supplemental disclosures relating to non-cash financing activities:
Original discount on notes payable related to warrants and beneficial conversion	3,802	781
Conversion of notes payable and accrued interest to Series C redeemable convertible preferred stock	90	6,750
Accretion of redeemable convertible preferred stock dividends	5,126	3,799
Capital lease obligations	18	–

See accompanying notes to consolidated financial statements.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

Corechange, Inc. (“Corechange” or the “Company”) was organized in March 1996, under the name SPI Company, LLC, as a Delaware limited liability company. In August 1996, the company name was changed to Corechange, LLC and on May 12, 1997, Corechange changed its form of organization from a limited liability company to a corporation.

Corechange develops, markets and supports software that provides enterprises with a framework to manage access to business information and applications using the internet and wireless internet technology. Corechange’s access framework software, Coreport®, enables enterprises to provide their employees, customers, suppliers and business partners with an internet-based interface to access and manipulate the information they require to conduct eBusiness.

Corechange is subject to risks common to early stage technology-based companies, including a limited operating history, dependence on key personnel, the need for raising capital, rapid technological change, competition from substitute products and larger companies, and the need for continued market acceptance of its products and services.

Corechange’s principal geographic markets for its products are North America, Europe, Korea and Japan.

As shown in the accompanying consolidated financial statements, the Company has incurred a loss for the year of $16.3 million for the year ended December 31, 2002 and has an accumulated deficit of $89.3 million as of December 31, 2002. The Company has funded this loss through both debt and equity financings.

1.	Significant accounting policies:

The accompanying consolidated financial statements reflect the application of certain accounting policies, as described below and elsewhere in these notes to the consolidated financial statements.

(a)	Principles of consolidation:

The accompanying consolidated financial statements include the results of operations of Corechange and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

1.	Significant accounting policies (continued):

(b)	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the year. Actual results could differ from those estimates.

(c)	Revenue recognition:

Corechange generates revenue from licensing its software and providing professional services and training, maintenance and customer support services. Corechange executes separate contracts that govern the terms and conditions of each software license and maintenance arrangement and each professional services arrangement. These contracts may comprise elements in a multiple-element arrangement. Revenue under multiple-element arrangements, which may include several different software products or services sold together, is allocated to each element based on the residual method in accordance with American Institute of Certified Public Accountants (“AICPA”) Statement of Position 98-9, Software Revenue Recognition with Respect to Certain Arrangements.

Corechange uses the residual method when vendor-specific objective evidence of fair value does not exist for one of the delivered elements in an arrangement. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized when earned. The balance of the revenue from this arrangement is assigned to the delivered elements and recognized in revenue as the applicable criteria are satisfied. Corechange has established sufficient vendor-specific objective evidence of fair value for professional services and training, maintenance and support services based on the price charged when these elements are sold separately. Accordingly, software license revenue is recognized under the residual method in arrangements in which software is licensed with professional services, training, and maintenance and support services.

Corechange recognizes software license revenue upon execution of a signed license agreement, delivery of the software to a customer, and determination that collection of a fixed or determinable license fee is probable. Corechange also sells its products to resellers and recognizes revenue when all of the above criteria are met, upon sell through of product to the end user by the reseller.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

1.	Significant accounting policies (continued):

Services revenue includes professional services and training, maintenance, and customer support fees. Professional services are not essential to the functionality of the other elements in an arrangement and are accounted for separately. Professional services revenue are recognized as the services are performed for time and material contracts or on a percentage-of-completion basis for fixed-price contracts. The percentage-of-completion basis is used by measuring the percentage of costs (primarily labor) incurred to date as compared to the estimated total costs (primarily labor) for each contract. When a loss is anticipated on a contract, the full amount thereof is provided currently. If conditions for acceptance are required, professional services revenue are recognized upon customer acceptance. Training revenues are recognized as the services are provided. Maintenance and customer support fees include the right to unspecified upgrades on a when-and-if-available basis and ongoing technical support. Maintenance and customer support fees are recognized ratably over the term of the maintenance contract on a straight-line basis.

(d)	Cost of revenue:

Cost of revenue primarily consists of license royalties to third parties, and personnel costs and third party consulting fees associated with implementation, training, maintenance, and other support and professional services. Cost of revenue also includes software license costs, consisting of the costs of the media by which it is delivered; these costs are not significant.

(e)	Cash and cash equivalents:

Corechange considers all highly liquid investments with original maturities at the date of purchase of 90 days or less to be cash equivalents.

(f)	Marketable securities:

The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities. In accordance with SFAS No. 115, investments are classified as held-to-maturity, available-for-sale or trading.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

1.	Significant accounting policies (continued):

Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale.

Securities available for sale are carried at fair value, based on quoted market prices, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders’ equity, except for unrealized losses determined to be permanent in nature. Such unrealized losses are included in the determination of net income in the period in which management determines the decline to be permanent. The Company is not actively involved in the purchase and sale of investments classified as trading. At December 31, 2002 and 2001, the Company had no investments that qualified as trading or held-to-maturity.

The amortized cost of debt securities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and interest are included in interest income. Realized gains and losses are included in other income or loss. The cost of securities sold is based on the specific identification method.

At December 31, 2002, the company had no marketable securities. At December 31, 2001, marketable securities, which are comprised of municipal bonds, have been categorized as available-for-sale and are stated at fair value, which approximates amortized cost.

(g)	Property and equipment:

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the estimated useful life or the lease term, whichever is shorter. Corechange reviews its property and equipment whenever events or changes in circumstances indicate that the carrying amount of certain assets might not be recoverable and recognizes an impairment loss based on fair value when it is probable that the estimated cash flows are less than the carrying value of the asset. During fiscal 2002, Corechange wrote off approximately $304,000 of property and equipment that was not in service and was deemed to be obsolete.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

1.	Significant accounting policies (continued):

(h)	Research and development and software development costs:

Research and development costs are charged to operations as incurred. Capitalization of computer software costs begins upon the establishment of technological feasibility. The capitalized cost is then amortized on a straight-line basis over the estimated product life or in the ratio of current revenue to total projected product revenue, whichever is greater. To date, the period between achieving technological feasibility, which the Company has defined as when beta testing commences, and the general availability of such software have been minimal, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs for the periods presented.

(i)	Income taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which is the asset and liability method for accounting and reporting for income taxes. Under SFAS No. 109, deferred tax assets and deferred tax liabilities are recognized based on temporary differences between the financial reporting and income tax bases of assets and liabilities using statutory rates. In addition, SFAS No. 109 requires a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

(j)	Foreign currency translation:

The Company has several foreign subsidiaries which together account for approximately 24% and 32% of its net revenue for the years ended December 31, 2002 and 2001, respectively, and 5% of its assets and 16% of its total liabilities as of December 31, 2002.

In preparing its consolidated financial statements, in accordance with SFAS No. 52, Foreign Currency Translation, the Company is required to translate the financial statements of the foreign subsidiaries from the functional currency in which they keep their accounting records, which is the local currency, into United States dollars. The Company translates the assets and liabilities of its foreign subsidiaries at the exchange rates in effect at the reporting date, while stockholders’ deficit is translated at historical rates. Statements of operations and cash flow amounts are translated using the exchange rates in effect during the year. The resultant translation adjustment is reflected as a change to accumulated other comprehensive loss.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

1.	Significant accounting policies (continued):

None of the Company’s intercompany receivables/payables from its foreign subsidiaries is hedged and all are due on demand. The Company does not currently plan to require payment in the foreseeable future. As a result, in accordance with SFAS No. 52, these amounts are considered to be permanent in nature and, as such, all exchange gains and losses are accounted for through the accumulated other comprehensive loss account.

Transaction gains and losses, which are insignificant, are included in operations.

(k)	Financial instruments:

The carrying values of financial instruments, such as cash and cash equivalents, marketable securities, accounts receivable, and accounts payable and accrued expenses approximate their fair values based on the short-term maturities of these instruments. The carrying value of the convertible promissory notes approximates the fair value based on current interest rates.

(l)	Concentration of credit risk and off-balance-sheet risk:

Corechange has no significant off-balance-sheet risk, such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. Financial instruments that potentially subject Corechange to credit risk consist of cash equivalents and accounts receivable. The concentration of credit risk with respect to cash equivalents is minimized by Corechange’s policies in which investments are only placed with highly rated issuers with relatively short maturities. The concentration of credit risk with respect to accounts receivable is minimized by the creditworthiness of Corechange’s customers and the variety of industries in which the customers operate. Corechange generally does not require collateral. Corechange maintains an allowance for doubtful accounts but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or area. Three customers accounted for approximately 25% and 47% of revenue for the years ended December 31, 2002 and 2001, respectively. These three customers accounted for approximately 26% and 15% of accounts receivable at December 31, 2002 and 2001, respectively. As of December 31, 2002 and 2001, no other customers accounted for more than 10% of accounts receivable.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

1.	Significant accounting policies (continued):

(m)	Stock-based compensation:

Corechange accounts for its stock-based employee compensation plan utilizing the provisions of Accounting Principles Board Opinion No. 25 (“APB No. 25”), Accounting for Stock Issued to Employees. Corechange has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The Company records the fair value of stock options and warrants to non-employees in exchange for services in accordance with Emerging Issues Task Force Issue 96-18 (“EITF 96-18”), Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and SFAS No. 123, in the consolidated statements of operations.

The following table illustrates the effect on net income if the fair value-based method had been applied to all outstanding and unvested awards in each year:

	2002	2001
Loss for the year, as reported	$(21,401)	$(28,135)
Stock-based employee compensation expense included in reported net income, net of tax	121	1,131
Total stock-based employee compensation expense determined under fair value-based method for all rewards, net of tax	(4,900)	(5,511)

Loss for the year, pro forma	$(26,180)	$(32,515)

(n)	Impairment of long-lived assets:

In October 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supersedes SFAS No. 121 and the accounting and reporting provisions of APB No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 established a single accounting model for impairment or disposal by sale of long-lived assets. The Company adopted the provisions of SFAS No. 144 as of January 1, 2002. The adoption of SFAS No. 144 did not have a material impact on the financial position, results of operations or cash flows of the Company.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

1.	Significant accounting policies (continued):

(o)	Comprehensive income (loss):

Under SFAS No. 130, Reporting Comprehensive Income, companies are required to report comprehensive income (loss) as a measure of overall performance. Comprehensive income (loss) includes all changes in equity during a period, except for those resulting from investments by and distributions to stockholders. During the two years ended December 31, 2002, the Company’s comprehensive loss includes loss for the year and foreign currency translation adjustments.

(p)	Accounting for derivative instruments:

On January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which establishes a new model for accounting for derivatives and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. The adoption of SFAS No. 133, as amended, did not have any material impact on the Company’s financial position or results of operations.

(q)	Comparative figures:

Certain 2002 comparative figures have been reclassified to conform with the financial statement presentation adopted for 2001.

(r)	Recent accounting pronouncements:

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

1.	Significant accounting policies (continued):

In July 2001, the FASB issued SFAS No. 141, Accounting for Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting. SFAS No. 142 discusses how intangible assets that are acquired should be accounted for in financial statements upon their acquisition. In addition, under SFAS No. 142, goodwill and other indefinite lived intangible assets are no longer amortized but are reviewed annually (or more frequently, if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives (but with no maximum life). As of December 31, 2001, all of the Company’s intangible assets and goodwill associated with acquisitions were fully amortized. As a result, the adoption of SFAS No. 142 on January 1, 2002 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2002, the FASB issued SFAS No. 146, Accounting for Exit or Disposal Activities. This statement addresses the recognition, measurement, and reporting of costs associated with exit and disposal activities. SFAS No. 146 is applicable to restructuring activities and costs related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated. SFAS 146 supersedes EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). Under SFAS No. 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier adoption encouraged. Previously issued financial statements will not be restated. The provisions of EITF 94-3 shall continue to apply for exit plans initiated prior to the adoption of SFAS No. 146. Accordingly, the adoption of SFAS No. 146 will not have a material impact on our financial position, results of operations or cash flows. The provisions of SFAS No. 146 could impact the accounting for any future exit and disposal activities, including the period in which exit costs are recorded (note 17).

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

1.	Significant accounting policies (continued):

In January 2002, the FASB issued EITF 01-14, Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred, which requires companies to report reimbursements of out-of-pocket expenses as revenues and the corresponding expenses incurred as costs of revenues within the income statement. The Company has historically accounted for reimbursements received for out-of-pocket expenses incurred as service revenue and recorded the applicable cost as cost of revenue. As a result, the adoption of EITF 01-14 did to have an impact on the Company’s financial position, results of operations or cash flows.

In May 2002, the FASB issued SFAS No. 145, Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002, which is effective for certain transactions occurring after May 15, 2002 and for financial statements issued on or after May 15, 2002. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking Fund Requirements. SFAS No. 145 also rescinds SFAS No. 44, Accounting for Intangible Assets of Motor Carriers. SFAS No. 145 amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The adoption of SFAS No. 145 on May 15, 2002 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantors Accounting and Disclosure Requirement for Guarantors, including Indirect Guarantors of Indebtedness Others (“FIN 45”). FIN 45 creates new disclosure and liability recognition requirements for certain guarantees, including obligations to stand ready to perform. The initial recognition and measurement requirements of FIN 45 is effective prospectively for guarantees issued or modified after December 31, 2002 and the disclosure requirements are effective for financial statement periods ending after December 15, 2002.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

1.	Significant accounting policies (continued):

Indemnification and warranty provisions contained within the Company’s license and/or service agreements are generally consistent with those prevalent in our industry. The duration of the Company’s product warranties generally does not exceed 90 days following delivery of its products. The Company has incurred insignificant obligations under customer indemnification or warranty provisions historically and does not expect to incur significant obligations in the future. Accordingly, the Company does not maintain accruals for potential customer indemnification or warranty-related obligations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. It also requires additional disclosures about the effects on reported net income of an entity’s accounting policy with respect to stock-based employee compensation. The Company implemented SFAS No. 148 effective December 31, 2002 and has elected to continue to account for stock-based awards to employees in accordance with APB No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Under APB No. 25, the Company generally recognizes no compensation expense with respect to such awards granted under the terms of the Company’s various stock option plans as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Pro forma information regarding the net income (loss) and net income (loss) per share is required by SFAS No. 148, as if the Company had accounted for its stock based awards to employees under the fair value method of SFAS No. 123 (note 1(m)).

2.	Restructuring:

During 2002 and 2001, Corechange undertook certain actions to restructure its business, including closing its operating subsidiaries of Japan in September 2002 and Australia in January 2002. The restructuring plans resulted in a charge to operations totaling approximately $1,175,000 and $285,000 in 2002 and 2001, respectively. The principal action in the restructuring plans included the reduction of workforce. Substantially all of the costs related to the restructuring charges were paid in each respective fiscal year.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

2.	Restructuring (continued):

The number of employees terminated, by department, resulting in the employee severance costs detailed above is as follows:

	2002	2001
Service	7	4
Sales and marketing	40	17
Research and development	20	7
General and administrative	2	—

	69	28

In February 2003, Corechange undertook additional actions to reduce headcount to align the business with changing market demands. The total restructuring charge related to employee severance, benefits and related costs was approximately $613,000. All of the cost related to this restructuring will be charged to operations and paid in 2003.

The number of employees terminated in February 2003, by department, resulting in the employee severance costs detailed above is as follows:

Service	4
Sales and marketing	26
Research and development	2

32

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

3.	Sale of subsidiary:

In May 2001, the Company entered into an agreement to sell all of the shares of Corechange Norge AS, a wholly owned Norwegian subsidiary of the Company, to the employees of the subsidiary. As of the date of the sale transaction, the Company owned all 50 shares of stock of the Norway subsidiary with a par value of approximately $110. As part of the sale agreement, the Company agreed to forgive all intercompany payables of Corechange Norge AS to the parent and other subsidiaries, totaling approximately $161,000. Furthermore, as part of the agreement, the Company agreed to provide additional funding of approximately $81,000 to the buyers as part of the sale. This amount represents the remaining net liabilities of Corechange Norge AS after taking into account the forgiveness of the intercompany payables.

The Company agreed to accelerate the vesting of all remaining unvested options of the employees as of the date of the sale. This resulted in a new measurement date and the employees receiving a benefit that they would not otherwise been entitled to. The intrinsic value of the accelerated options was not material. No additional consideration was paid by the buyers of Corechange Norge AS.

As part of the sale agreement, the buyers of Corechange Norge AS entered into an exclusive reseller agreement for the sale of the Company’s products in the territory of Norway. This agreement was effective September 1, 2001 and expired on December 31, 2002. Under this agreement, the Company will receive a portion of the license fee charged to end users based on certain criteria. Through December 31, 2001, the Company received no royalties under this agreement. The following represents a reconciliation of the loss from the sale of Corechange Norge AS:

Book value of assets sold	$194
Additional cash consideration provided by Company	81
Forgiveness of intercompany payables	161
Write-off of cumulative translation adjustment related to subsidiary	50
Liabilities assumed	(275)

Loss on sale of subsidiary	$211

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

4.	Property and equipment:

Property and equipment consist of the following:

	Estimated useful life	2002	2001
Computer equipment	3 years	$1,763	$2,691
Furniture and fixtures	4 years	460	442
Leasehold improvements	Lesser of estimated useful life or lease term	181	242

		2,404	3,375
Less accumulated depreciation and amortization		1,548	1,706

		$856	$1,669

5.	Income taxes:

Corechange has incurred net operating losses since inception. At December 31, 2002, Corechange has net operating loss carryforwards available to reduce future federal and state taxable income of approximately $64,000,000 and net operating loss carryforwards available to reduce foreign taxable income of approximately $7,100,000. Also at December 31, 2002, Corechange has research and development credits that can be used for federal and state tax reporting purposes aggregating $621,000. These carryforwards and credits expire at various times through 2018. Corechange has capital loss carryforwards of $457,000 which expire in 2006. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may significantly limit the amount of net operating loss carryforwards that could be utilized annually to offset future taxable income. Subsequent significant ownership changes could further affect the limitation in future years.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

5.	Income taxes (continued):

Due to the uncertainty surrounding Corechange’s ability to utilize its net operating loss carryforwards and other deferred tax assets, the Company has provided a full valuation allowance against its otherwise recognizable deferred tax assets at December 31, 2002 and 2001.

Deferred tax assets consist of the following:

	2002	2001
Net operating loss carryforwards	$28,200	$23,700
Net capital loss carryforwards	183	183
Research and development credit carryforwards	621	685
Other	891	478

Deferred tax assets	29,895	25,046

Valuation allowance	(29,895)	(25,046)

	$—	$—

A reconciliation of the federal income tax rate with the Company’s effective income tax rate is as follows:

	2002	2001
Loss per financial statements	$(16,275)	$(24,336)

Tax at 39.94%	$(6,500)	$(9,720)
Permanent differences	421	1,223
Change in valuation allowance	6,079	8,497

	$—	$—

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

6.	Debt:

(a)	Convertible promissory notes:

In November and December 1999 and in January 2000, Corechange entered into unsecured subordinated convertible promissory notes with investors totaling $3,383,000 (the “Notes”). The Notes accumulated interest at a rate of 8% per annum, and had a maturity date of the earlier of October 1, 2000, or upon the closing date of a qualified financing, as defined. Upon closing of the Series B redeemable convertible preferred stock (“Series B preferred stock”) financing on February 18, 2000 (note 10), all principal and accrued interest on the Notes automatically converted into 588,191 shares of Series B preferred stock at a conversion price equal to $5.837 per share.

In November 2000, Corechange entered into unsecured subordinated convertible promissory notes with investors totaling $5,750,000 (the “2000 Promissory Notes”). One of the 2000 Promissory Note holders was an officer of Corechange. The 2000 Promissory Notes accrued interest at a rate of 9% per annum and had a maturity date of the earlier of April 15, 2001 or upon the closing date of a qualified financing, as defined. The 2000 Promissory Notes were convertible into the class of stock sold in a new qualified financing at the price per share of such stock issued in that offering.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

6.	Debt (continued):

In connection with the 2000 Promissory Notes, the Company issued warrants to the investors for the purchase of 492,548 shares of Series B preferred stock at $5.837 per share. The warrants were immediately exercisable and expire in December 2005. Upon a financing by the Company before the maturity date, the investors have the option of adjusting the warrant, such that it is exercisable into shares of the class of stock sold to the purchasers in the new financing at an exercise price equal to the price per share of the new offering. In the event that the Company does not complete a financing before the maturity date, the exercise price is adjusted to $3.00 per share. Should the exercise price be adjusted (see below), the number of shares that the warrant is exercisable into is also adjusted by dividing the original proceeds from the warrant exercised by the new exercise price. These warrants were deemed to have a fair value of approximately $1,383,000. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model. The following assumptions were used to value the warrants: (i) contractual life of the warrants of five years; (ii) no dividend yield; (iii) expected volatility of 80%; and (iv) risk-free interest rate of 6.06%. The fair value has been recorded as a discount on the 2000 Promissory Notes and was being amortized to interest expense over the life of the Promissory Notes.

Due to the discount on the 2000 Promissory Notes, the conversion option within the 2000 Promissory Notes was deemed to have a beneficial conversion value of $1,383,000 for accounting purposes. The beneficial conversion value was recognized as an additional discount on the 2000 Promissory Notes and was being amortized to interest expense over the life of the 2000 Promissory Notes. For the years ended December 31, 2002 and 2001, the Company recorded approximately nil and $2,135,000, respectively, of interest expense related to the amortization of the 2000 Promissory Note discount.

In March 2001, Corechange entered into unsecured subordinated convertible promissory notes with investors totaling $1,000,000 (the “2001 Promissory Notes”). The 2001 Promissory Notes accrued interest at a rate of 9% per annum and had a maturity date of the earlier of April 30, 2001 or upon the closing of a qualified financing, as defined. The 2001 Promissory Notes were convertible into the class of stock sold in a new qualified financing at the price per share of such stock issued in that offering.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

6.	Debt (continued):

In connection with the 2001 Promissory Notes, the Company issued warrants to investors for the purchase of 85,661 shares of Series B preferred stock at $5.837 per share. The warrants were immediately exercisable and expire in December 2005. Upon a financing by the Company before the maturity date, the investors have the option of adjusting the warrant such that it is exercisable into shares of the class of stock sold to the purchasers in the new financing at an exercise price equal to the price per share of the new offering. In the event that the Company does not complete a financing before the maturity date, the exercise price is adjusted to $1.50 per share. Should the exercise price be adjusted (see below), the number of shares that the warrant is exercisable into is also adjusted by dividing the original proceeds from the warrant exercised by the new exercise price. These warrants were deemed to have a fair value of approximately $268,000. The fair value of the warrants was estimated at the date of grant using the Black-Scholes option pricing model. The following assumptions were used to value the warrants: (i) contractual life of the warrants of approximately five years; (ii) no dividend yield; (iii) expected volatility of 90%; and (iv) risk-free interest rate of approximately 6%. The fair value has been recorded as a discount on the 2001 Promissory Notes and was being amortized to interest expense over the life of the 2001 Promissory Notes.

Due to the discount on the 2001 Promissory Notes, the conversion options within the 2001 Promissory Notes was deemed to have a beneficial conversion value of $268,000 for accounting purposes. The beneficial conversion charge was recognized as a discount on the 2001 Promissory Notes and is being amortized to interest expense over the life of the 2001 Promissory Notes. For the years ended December 31, 2002 and 2001, the Company recorded approximately nil and $536,000, respectively of interest expense related to the amortization of the 2001 Promissory Note discount.

In May 2001, in connection with a qualified financing (note 10), the principal of $5,750,000 and $1,000,000 of the 2000 and 2001 Promissory Notes, respectively, was converted into Series C redeemable convertible preferred stock. In connection with the Series C qualified financing, the warrants for the purchase of Series B preferred stock issued in connection with the 2000 and 2001 Promissory Notes were adjusted in accordance with the terms and replaced with warrants to purchase Series C preferred stock at an exercise price of $1.964. The replacement warrants provided for the purchase of 1,028,937 additional shares of Series C preferred stock as a result of the adjustment. All other terms of the warrants remain unchanged.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

6.	Debt (continued):

In September, October and November 2002, Corechange entered into secured convertible promissory notes with investors totalling $4,417,000 (the “2002 Promissory Notes”). The 2002 Promissory Notes accrue interest at a rate of 12% per annum and have a maturity date of September 30, 2003, or such later date as each investor shall specify in the investor’s sole discretion. After January 1, 2003, the 2002 Promissory Notes are convertible into Series C redeemable convertible preferred stock, or into the class of stock sold in a new qualified financing of at least $10 million at the price per share of such stock issued in that offering adjusted for conversion. As of December 31, 2002, there was $122,026 of accrued interest related to the 2000 Promissory Notes.

In connection with the 2002 Promissory Notes, the Company issued warrants to the investors for the purchase of 26,502,000 shares of Series C preferred stock at $0.50 per share. The warrants are exercisable beginning January 1, 2003, or upon the occurrence of a major event, as defined in the Stock Purchase Warrant Agreement and will expire in December 2007. Upon a financing by the Company before the maturity date, the investors have the option of adjusting the warrant, such that it is exercisable into shares of the class of stock sold to the purchasers in the new financing at an exercise price equal to the lowest price per share of the new offering. Should the exercise price be adjusted, the number of shares that the warrant is exercisable into is also adjusted by dividing the original proceeds from the warrant exercised by the new exercise price. These warrants were deemed to have a fair value of approximately $1,901,000. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model. The following assumptions were used to value the warrants: (i) estimated life of the warrants of six months; (ii) no dividend yield; (iii) expected volatility of 90%; and (iv) risk-free interest rate of 1.20%. The fair value has been recorded as a discount on the 2002 Promissory Notes and is being amortized to interest expense over the estimated life of the 2002 Promissory Notes.

Due to the discount on the 2002 Promissory Notes, the conversion option within the 2002 Promissory Notes was deemed to have a beneficial conversion value of $1,901,000 for accounting purposes. The beneficial conversion value was recognized as a discount on the 2002 Promissory Notes and is being amortized to interest expense over the estimated life of the 2002 Promissory Notes. For the year ended December 31, 2002, the Company recorded approximately $951,000 of interest expense related to the amortization of the 2002 Promissory Note discount.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

6.	Debt (continued):

(b)	Notes payable:

In March 2001, the Company entered into a non-convertible note payable agreement for $3,000,000 with a financial institution. The note accrued interest at an annual rate of the prime rate plus 4% and was repayable upon the earlier of June 25, 2001 or the Company closing an equity financing of at least $10 million. In May 2001, the Company closed its Series C redeemable convertible preferred stock financing (note 10) and repaid the principal of the note. In connection with this note payable agreement, the Company issued warrants to purchase 150,000 shares of the Company’s common stock at an exercise price of 80% of the next round of financing. These warrants were immediately exercisable and expire in March of 2008. In accordance with APB No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, the Company estimated the fair value of these warrants at the date of grant using the Black-Scholes option pricing model. The following assumptions were used to value these warrants: (i) contractual life of the warrants of seven years; (ii) no dividend yield; (iii) expected volatility of 90%; (iv) risk-free interest rate of approximately 6%; and (v) exercise price of $1.57 per share. The entire fair value of the warrants of approximately $245,000 was recorded as a discount on the note payable and amortized to interest expense during 2001.

On December 31, 2001, the Company entered into a recourse note payable with a financial institution for $1,491,898. This note had an original maturity date of February 14, 2002 and accrued interest at an annual rate of the prime rate (4.75% at December 31, 2001) plus 1.75% for $716,398 of the principal and at the prime rate plus 3% for the remaining $775,500 of principal. The recourse note payable was collateralized against the Company’s accounts receivable. The recourse note payable was repaid in April 2002.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

7.	Factoring arrangement:

In June 2001, the Company entered into a non-recourse receivables purchase agreement with a financial institution. This agreement was effective for a term of one year. Under this agreement, the financial institution agreed to purchase the Company’s right, title and interest in up to $3,000,000 worth of trade accounts receivable per purchase. In December 2001, the Company and the financial institution entered into an amendment to the non-recourse receivables purchase agreement, increasing the maximum amount of receivables that the financial institution would agree to purchase from $3,000,000 per purchase to $4,500,000 per purchase. At each purchase date, the financial institution agreed to pay the Company the purchase price of the approved purchased receivables. The purchase price was calculated based on the total value of the receivables factored discounted by the bank’s prime rate plus 1.75% on the first $3,000,000 of receivables factored per purchase, and prime rate plus 3.00% for receivables in excess of $3,000,000 factored per purchase. The total discount was calculated based on the applicable discount period, which was the purchase date to the due date (set by the parties) of the receivable. In addition, as part of this factoring, the Company paid an additional administrative fee of 0.50% of the total value of the receivables purchased. During the year ended December 31, 2002, the Company entered into agreements to sell a total of $2,777,784 of its receivables to the financial institution for net proceeds of $2,716,277. During the year ended December 31, 2001, the Company entered into agreements to sell a total of $9,440,718 of its receivables to the financial institution for net proceeds of $9,303,989. The Company has accounted for the above factoring arrangements as a sale in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities—a Replacement of SFAS No. 125, as the Company had surrendered control over transferred assets, as defined.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

8.	Interest expense:

Interest expense in the accompanying consolidated financial statements is composed of the following:

	2002	2001
Cash-based interest expense	$212	$340
Interest expense related to amortization of discount, resulting from warrants issued in connection with convertible promissory notes	475	1,581
Interest expense related to amortization of discount, resulting from beneficial conversion of convertible promissory notes	476	1,335

	$1,163	$3,256

9.	Redeemable convertible preferred stock:

During 1998, Corechange sold 2,884,598 shares of Series A redeemable convertible preferred stock (“Series A preferred stock”) at $4.16 per share, resulting in net proceeds of $11,511,796.

In February 2000, Corechange sold 2,458,582 shares of Series B redeemable convertible preferred stock (“Series B preferred stock”) at $5.837 per share, resulting in net proceeds of approximately $13,132,000. In addition, holders of the Notes described in note 7(a) converted $3,433,274 of such Notes and accrued interest thereon, into 588,191 shares of Series B preferred stock.

In May and June 2001, Corechange sold 14,994,908 shares of Series C redeemable convertible preferred stock (“Series C preferred stock”) at $1.964 per share, resulting in net proceeds of approximately $27,189,000. In addition, holders of the 2000 and 2001 Promissory Notes described in note 7(a) converted $6,750,000 of principal under these notes into 3,436,863 shares of Series C preferred stock.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

9.	Redeemable convertible preferred stock (continued):

In connection with the issuance of the Series C preferred stock, the Company granted warrants to purchase 417,648 shares of common stock to a placement agent for $1.964 per share. The Company determined the fair value of these warrants to be approximately $261,000 using the Black-Scholes option pricing model using the following assumptions: (a) contractual life of five years; (b) no dividend yield; (c) expected volatility of 90%; and (d) risk-free interest rate of 6.06%. The Company has treated the fair value of the warrants as additional issuance costs and is accreting them to Series C preferred stock over the redemption period.

The rights, preferences and privileges of the Series A, Series B and Series C preferred stocks are as follows:

(a)	Voting:

The holders of Series A, Series B and Series C preferred stocks are entitled to the number of votes equal to the number of whole shares of common stock into which the preferred shares are convertible. The holders vote together with the holders of common stock as a single class.

(b)	Dividends:

The holders of Series A, Series B and Series C preferred stocks are entitled to receive dividends when, as and if declared by the Board of Directors. The holders of Series B and Series C preferred stocks shall also accrue dividends on a daily basis at the rate of 8% per annum on the liquidation value of each Series B and Series C share from the issuance of the shares to the first of either (i) the liquidation date or (ii) the conversion date. Dividends shall be cumulative and payable in preference to any dividends payable on all other classes of stock. As of December 31, 2002, Corechange had accrued $8,782,000 of cumulative dividends by charges to additional paid-in capital and accumulated deficit.

On the date of issuance of the Series B preferred stock, the difference between the effective purchase price per common share and the deemed fair value of the common stock resulted in a beneficial conversion charge of $4.2 million for accounting purposes reflected in a manner consistent with a dividend in the year ended December 31, 2000.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

9.	Redeemable convertible preferred stock (continued):

(c)	Liquidation preference:

In the event of a voluntary or involuntary liquidation, dissolution, or winding-up of Corechange, the holders of Series C preferred stock shall be entitled to receive, in preference to the holders of all other classes and series of stock, an amount equal to $1.964 per share plus all accrued and unpaid dividends. After the distribution to Series C preferred stockholders, the holders of Series B preferred stock shall be entitled to receive, in preference to the holders of all other classes and series of stock, an amount equal to $5.837 per share plus all accrued and unpaid dividends. After the distribution to Series B preferred stockholders, the holders of Series A preferred stock shall be entitled to receive, in preference to the holders of all other classes and series of stock, an amount equal to $4.16 per share plus all accrued and unpaid dividends. If the assets of Corechange are insufficient to pay the full preferential amounts to the shareholders, the assets legally available for distribution shall be distributed first to the holders, as described above, in proportion to the preferential amount each holder is entitled to, and then ratably among the holders of other classes of preferred stock.

(d)	Conversion:

The Series A, Series B and Series C preferred stocks are each convertible, at the option of the holder, into one share of common stock, adjustable for certain dilutive events. All shares of Series A, Series B and Series C preferred stocks shall automatically convert into common stock upon the closing of an underwritten initial public offering of Corechange’s common stock at a per-share offering price of at least $5.00 and yielding aggregate gross proceeds to Corechange of at least $30,000,000. Mandatory conversion of Series B preferred stock shall also take place upon the consent of at least 75% of the holders of the then outstanding shares of Series B preferred stock. Mandatory conversion of Series C preferred stock shall also take place upon the consent of at least 66-2/3% of the holders of the then outstanding shares of Series C preferred stock.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

9.	Redeemable convertible preferred stock (continued):

(e)	Redemption:

In the event of a change in ownership and upon receipt of written request for redemption from holders of at least a majority of the shares then outstanding, Corechange will redeem all of the outstanding shares of Series C preferred stock. The price per share to be paid to redeem the shares shall be an amount equal to $1.964 plus all accrued and unpaid dividends. After the payment of all amounts to the holders of Series C preferred stock, Corechange will redeem all of the outstanding shares of Series B preferred stock upon written request from the holders of at least a majority of the Series B preferred stock then outstanding. The price per share to be paid to redeem the shares shall be an amount equal to $5.837 plus all accrued and unpaid dividends, provided that, if the aggregate consideration paid as a result of the change in ownership equals at least $30,000,000, then accrued and unpaid 8% dividends shall not be included in the redemption price. After the payment of all amounts to the holders of Series B preferred stock, Corechange will redeem all of the outstanding shares of Series A preferred stock upon written request from the holders of at least a majority of the Series A preferred stock then outstanding. The price per share to be paid to redeem the Series A preferred stock shall be equal to $4.16 plus all accrued and unpaid dividends.

At any time on or after May 3, 2006, upon receipt of written request for redemption from holders of at least 66% of the shares then outstanding, Corechange will redeem all of the outstanding shares of Series C preferred stock. At any time on or after May 3, 2006, upon receipt of written request for redemption from holders of at least a majority of the shares then outstanding, Corechange will redeem all of the outstanding shares of Series A and Series B preferred stock. The price per share to be paid to redeem the shareholders of Series A preferred stock shall be equal to the sum of $4.16 plus all accrued and unpaid dividends. The price per share to be paid to redeem the shares of Series B and Series C preferred stocks shall be an amount equal to the greater of the sum of $5.837 and $1.964, respectively, plus all accrued and unpaid dividends or the fair market value per share, as determined by an independent appraiser.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

9.	Redeemable convertible preferred stock (continued):

The following table summarizes the activity of Series A, Series B and Series C preferred stocks:

	Series A preferred stock		Series B preferred stock		Series C preferred stock
	Number of shares	Value	Number of shares	Value	Number of shares	Value	Total value
Balance, December 31, 2000	2,884,598	$11,702	3,046,773	$22,317	—	$—	$34,019
Issuance of Series C preferred stock	—	—	—	—	18,431,771	33,677	33,677
Accretion to redemption value	—	70	—	235	—	332	637
Accrued dividends on Series B and Series C preferred stocks	—	—	—	1,353	—	1,809	3,162

Balance, December 31, 2001	2,884,598	11,772	3,046,773	23,905	18,431,771	35,818	71,495
Issuance of Series C preferred stock	—	—	—	—	45,783	90	90
Accretion to redemption value	—	70	—	235	—	502	807
Accrued dividends on Series B and Series C preferred stocks	—	—	—	1,423	—	2,896	4,319

Balance, December 31, 2002	2,884,598	$11,842	3,046,773	$25,563	18,477,554	$39,306	$76,711

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

10.	Stockholders’ equity:

As of December 31, 2002, the authorized capital stock of Corechange was 87,000,000 shares of common stock, $0.01 par value per share and 69,896,357 shares of preferred stock, $0.01 par value per share, of which 2,884,598 shares are designated Series A preferred stock (note 10), 3,046,773 shares are designated Series B preferred stock (note 10), 63,000,000 shares are designated as Series C preferred stock (note 9), 413,965 shares are designated Series I junior convertible preferred stock, 336,021 shares are designated Series II junior convertible preferred stock, and 215,000 shares are designated Series III junior convertible preferred stock.

(a)	Junior convertible preferred stock:

Each series of junior convertible preferred stock converts into common stock at the option of the holder or automatically upon the completion of a qualified public offering, as defined. Each series of convertible preferred stock converts into common shares at a per share conversion price of $6.38, $7.44 and $7.49 for Series I, Series II and Series III shares, respectively, subject to adjustment for stock dividends, stock splits or other similar recapitalization. Convertible preferred Series I, II and III shares have liquidation preference over the common stockholders in the amount of $6.38, $7.44 and $7.49 per share, respectively. Each series is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of that series are convertible. Each series ranks equally in liquidation.

(b)	Restricted common stock:

The Board awarded 14,350 and 20,000 shares of restricted stock with purchase prices ranging from $0.01 to $0.45 per share, which were determined to be the fair value at the date of grant under the 1997 Stock Incentive Plan during 1998 and 1999, respectively. There were no restricted shares awarded in 2000—2002. The restricted stock generally vests over three years and, as of December 31, 2002, all of the shares were vested. As of December 31, 2001, approximately 105 shares remained unvested. Through December 31, 2002, the Company has repurchased and retired 434,082 shares of restricted stock.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

10.	Stockholders’ equity (continued):

(c)	Other warrants:

In January 1998, Corechange issued a warrant to one of its advisors for the purchase of 120,191 shares of common stock at an exercise price of $4.99 per share. The warrant was immediately exercisable and expired on January 21, 2001, unexercised. At the time of issuance, Corechange determined that the fair value of the warrant was not material.

In May and June of 2000, the Company issued warrants to an advisor for the purchase of 5,556 and 20,843 shares of common stock at exercise prices of $8.00 and $6.00 per share, respectively. The warrants are immediately exercisable and expire on May 15, 2007 and June 5, 2007, respectively. The Company recognized compensation expense related to these warrants in the amount of approximately $141,000 in operating expenses for the year ended December 31, 2000.

During 2001, the Company issued warrants to a reseller for the purchase of Series C preferred stock at an exercise price of $1.964 per share in connection with a reseller arrangement. These warrants were immediately exercisable and expire in 2005. The fair value of these warrants was determined to be approximately $709,000 and was recorded as a reduction to deferred revenue. In accordance with EITF 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor’s Products, the Company is amortizing the fair value of these warrants as a reduction of software license revenue as revenue under the reseller arrangement is recognized. For the year ended December 31, 2002, the Company recognized revenue from this reseller of $625,000 and a reduction of software license revenue of approximately $443,000. The value of the unamortized warrants is approximately $266,000 as of December 31, 2002. There was no revenue recognized under this reseller arrangement in 2001 and, as a result, the fair value of the warrants remained unamortized as of December 31, 2001.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

10.	Stockholders’ equity (continued):

(d)	Stock incentive plan:

The 1997 Stock Incentive Plan (the “Plan”) provides for the issuance of options, restricted stock or other stock-based awards to the employees, officers, directors, consultants and advisors of Corechange. Corechange is authorized to issue up to 6,000,000 shares of common stock under the Plan at December 31, 2002. At December 31, 2002, there were 2,272,895 shares available for grant under the Plan. Incentive stock options may be granted at an exercise price determined by the Board of Directors at the date of grant and for a term not to exceed ten years. The board may grant awards entitling recipients to acquire shares of common stock, subject to the right of Corechange to repurchase all or part of such shares at their issue price or another stated price from the recipient in the event that conditions specified by the board in the applicable award are not satisfied prior to the end of the applicable restriction period (“Restricted Stock”). The board may, at any time, provide that any options become immediately exercisable in full or in part, that any Restricted Stock awards be free of all restrictions, or that any other stock-based awards may become exercisable in full or in part, or free of some or all restrictions or conditions.

The following table presents the stock option activity of the Plan for the years ended December 31, 2002 and 2001:

	Options	Weighted average exercise price
Outstanding, December 31, 2000	2,354,377	$5.37
Granted	934,833	2.49
Exercised	(105,230)	0.61
Cancelled	(2,094,804)	6.35

Outstanding, December 31, 2001	1,089,176	1.46
Granted	4,002,100	0.85
Exercised	(5,249)	0.49
Cancelled	(1,580,048)	1.34

Outstanding, December 31, 2002	3,505,979	1.02

Exercisable, December 31, 2002	1,638,549	$1.10

Exercisable, December 31, 2001	485,009	$1.25

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

10.	Stockholders’ equity (continued):

The following table summarizes information relating to currently outstanding and exercisable options as of December 31, 2002:

Exercise prices	Number of shares	Weighted average remaining contractual life (years)	Exercisable number of shares
$0.09	6,000	5.13	6,000
$0.45	418,177	6.46	417,065
$0.85	2,867,274	8.43	1,109,111
$1.00	110,528	8.93	25,041
$5.84	4,000	7.27	3,555
$8.00	100,000	7.64	77,777

$0.09-$8.00	3,505,979	8.18	1,638,549

For purposes of the pro forma disclosures required by SFAS No. 123, the fair value of each option grant to an employee was estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used and the weighted average information for the years ended December 31, 2002 and 2001 are as follows:

	2002	2001
Risk-free interest rates	4.0%	3.00%-5.79%
Expected lives	3 years	3 years
Expected dividend yield	—	—
Expected volatility	90%	90%

Weighted average fair value of options granted whose exercise price equals market price on the date of grants	$0.50	$ 0.909
Weighted average fair value of options granted whose exercise price is less than market price on the date of grants	n/a	n/a

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

10.	Stockholders’ equity (continued):

Had compensation cost for Corechange’s Plan been determined consistent with SFAS No. 123, the Company’s loss for the year would have been as follows:

	2002	2001
Loss for the year attributable to common stockholders:
As reported	$(21,401)	$(28,135)
Pro forma	(26,180)	(32,515)

In connection with certain stock option grants during the year ended December 31, 2000 and 1999, Corechange recorded deferred compensation of approximately $1,941,000 and $756,000, respectively. The deferred compensation represented the aggregate difference between the option exercise price and the deemed fair value of the common stock on the date of grant for accounting purposes. The deferred compensation is being recognized as an expense over the vesting period of the underlying stock options. The Company recorded compensation expense of approximately $121,000 in the year ended December 31, 2002 related to these options. During the year ended December 31, 2001, the Company recorded total compensation expense of approximately $1,131,000 related to these options, of which approximately $365,000 related to options canceled by the Company for which deferred stock-based charges had been recorded.

During 2001, the Company implemented an option-exchange program, whereby the Company offered to all employees who had options with exercise prices at or above $3.00 per share to agree to the cancellation of those options in exchange for a promise to regrant the same number of new options six months and a day from the date of cancellation (July 19, 2001) with an exercise price equal to the then prevailing fair value. Of the 1,378,700 cancelled options, the Company regranted 1,355,200 options on January 21, 2002 at an exercise price of $0.85 per share, which was the fair value as determined by the Company based on an independent valuation performed in January 2002. The variance of 23,500 options is a result of employee terminations during the period from July 19, 2001 through January 21, 2002. This option exchange program was done in accordance with FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (an Interpretation of APB No. 25), and resulted in no incremental stock-based compensation expense.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

10.	Stockholders’ equity (continued):

During 1998, 1999 and 2000, Corechange issued stock options to certain consultants and advisors to the Company. During 2001, the Company did not issue any stock options to consultants or advisors. However, during 2001, the Company modified the terms of 52,221 stock options issued to former employees, to extend the exercise period. This resulted in a new measurement date and the Company charged the fair value of the stock options of approximately $28,000 to operations in 2001. The following assumptions were used to determine the fair value: (i) contractual life of the options for a term of one year; (ii) no dividend yield; (iii) expected volatility of 90%; and (iv) risk-free interest rate of 3.50%. The vesting periods of the stock options and warrants range from immediate to four years and expire at various times through May 2010. In accordance with EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, the fair value of the stock options and warrants, using the Black-Scholes option pricing model, is charged to operations over the performance period, typically the vesting period. The following assumptions were used for 1998, 1999 and 2000: (i) contractual life of the options from seven to ten years; (ii) no dividend yield; (iii) expected volatility of 80%; and (iv) risk-free interest rate of 5.75%. The following assumptions were used for 2001: (i) contractual life of the options from seven to ten years; (ii) no dividend yield; (iii) expected volatility of 90%; and (iv) risk-free interest rate of 6.06%. During the year ended December 31, 1998, the effect of such options was not material to the results of operations. During the years ended December 31, 2001 and 2002, the Company charged approximately $87,000 and $45,000 to operating expense, respectively, in connection with these options. Additionally, in 2000, Corechange recorded $56,000 of preferred stock issuance costs in connection with options issued to advisors. These costs were netted against the gross proceeds of the preferred stock issuance. At December 31, 2002, the fair value of options issued to consultants and advisors was fully vested.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

10.	Stockholders’ equity (continued):

Corechange has issued stock options to consultants and advisors as follows:

Nature of services	Term or period in which services were provided	Number of shares	Exercise price	Cumulative charge
General advisory	Two- to four-year vesting	30,333	$0.09–8.00	$152
Marketing	Immediate to four-year vesting	135,496	0.09–8.00	364
Financial advisory	Immediate vesting	40,000	0.45–5.84	336
Technical advisory	Two-year vesting	25,000	0.45	63
Preferred stock financing	Immediate vesting	6,168	5.84	56

		236,997		$971

11.	Commitments and contingencies:

(a)	Operating leases:

Corechange leases office space and other equipment under various agreements classified as operating leases. During the years ended December 31, 2002 and 2001, the Company charged to operations rent and related fees totaling approximately $1,273,000 and $1,003,000, respectively.

Future minimum payments due under leases with terms of one year or more are as follows:

Year ending December 31:
2003	$1,030
2004	978
2005	367
2006	88
2007	44
Thereafter	—

$2,507

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

11.	Commitments and contingencies (continued):

(b)	Litigation:

From time to time, the Company is a party to routine litigation and proceedings in the ordinary course of business. The Company is not aware of any current or pending litigation to which the Company is or may be a party that the Company believes could materially adversely affect its results of operations or financial condition.

(c)	License and distribution agreement:

In 1999, Corechange entered into a three-year OEM license and distribution agreement with a third party. During the term of the agreement, Corechange is required to make royalty payments of 4.5% to 50% to the third party based on the type of product and level of actual sales in addition to annual maintenance fees of 12.5% of royalty payments made. Corechange charged approximately $553,000 and $1,224,000 to expense related to these royalties for the years ended December 31, 2002 and 2001, respectively.

12.	Defined contribution plan:

The Company has implemented a defined contribution plan, under the provisions of Section 401(K) of the Internal Revenue Code, covering substantially all of its employees. Participants may contribute up to 20% of their gross pay subject to certain limitations. The Company may make discretionary matching contributions. Company contributions vest ratably over a four-year period.

Company matching contributions were approximately $95,000 and $107,000 for the years ended December 31, 2002 and 2001, respectively.

13.	Accounts payable and accrued expenses:

	2002	2001
Accounts payable	$1,087	$2,119
Payroll and benefits	516	1,367
Other	1,048	1,282

	$2,651	$4,768

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

14.	Segment and geographic information:

(a)	Segment:

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, established standards for reporting information about operating segments in annual financial statements. It also established standards for disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision-making group, in deciding how to allocate resources and in assessing performance. Corechange’s chief operating decision-maker is the Chief Executive Officer. Corechange is organized geographically and has one operating segment.

(b)	Geographic information:

Domestic and export sales as a percentage of total revenue are as follows:

	2002	2001
United States	72%	68%
United Kingdom	10%	21%
Norway	—	1%
Sweden	13%	7%
Other	5%	3%

	100%	100%

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

14.	Segment and geographic information (continued):

Corechange has intercompany distribution arrangements with its subsidiaries. The basis for these arrangements, disclosed below as transfers between geographic locations, is cost plus a specified percentage for services and a commission rate for sales generated in the geographic region. Revenue and identifiable assets for Corechange’s North American and European operations are as follows:

	United States	United Kingdom	Sweden	Other	Eliminations	Consolidated
Year ended December 31, 2002:
Revenue	8,410	1,152	1,760	2,417	(2,642)	11,097
Identifiable assets	13,858	245	704	755	(9,736)	5,826
Year ended December 31, 2001:
Revenue	11,285	3,194	1,504	2,958	(3,663)	15,278
Identifiable assets	28,015	696	728	1,117	(7,457)	23,099

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

15.	Note receivable from officer:

On November 26, 2001, the Company entered into a promissory note with an officer of the Company. The principal amount of the note was $800,000 and the note bears interest at a rate of 6% per annum. The interest on the note is payable annually on each anniversary of the effective date of the note. The principal and accrued interest is due and payable on November 26, 2011. In addition, the note can become due and payable upon the occurrence of certain events, as defined. The note has full recourse against all of the assets of the individual and the note is secured by the 2,330,460 shares of the Company’s common stock and 43,853 shares and 76,375 shares of the Company’s Series B and Series C preferred stock, respectively, held by the officer. The note was repaid in full in June 2002.

16.	Joint venture agreement:

In May 2001, the Company entered into a joint venture agreement with an individual to form a limited liability corporation in the Republic of Korea, Corechange Korea Ltd., for the purpose of commercializing and distributing the Company’s software products in the Republic of Korea. The Company invested $275,000 and owns 51% of the stock of Corechange Korea Ltd. Under the joint venture agreement, both the profits and losses of Corechange Korea Ltd. are to be distributed to the shareholders pro rata in accordance with their respective percentage of share ownership. The Company and Corechange Korea Ltd. have entered into a distribution agreement and corporate services agreement. The distribution agreement had an original expiration date of December 31, 2001 with automatic one-year renewals unless the agreement is terminated by either party. Under this agreement, Corechange Korea Ltd. must pay the Company a royalty of 10% of all license sales. The corporate services agreement details the services that each of the joint venture partners has agreed to perform. In accordance with SFAS No. 94, Consolidation of All Majority-Owned Subsidiaries, the Company has consolidated this entity in the accompanying consolidated financial statements and has reflected the minority interest in the accompanying consolidated balance sheets, statements of operations and statements of cash flows.

CORECHANGE, INC.

Notes to Consolidated Financial Statements (continued)

(Tabular amounts in thousands of dollars, except share and per share amounts)

Years ended December 31, 2002 and 2001

17.	Subsequent events:

On February 25, 2003, Open Text Inc., a wholly owned subsidiary of Open Text Corporation, acquired all of the issued and outstanding shares of the Company. Consideration for this acquisition was comprised of: (a) cash consideration of $3.6 million paid on closing; (b) additional cash consideration of $650,000 to be held in escrow in order to satisfy potential breaches of representations and warranties as provided for in the share purchase agreement; and (c) additional cash consideration to be earned over the one-year period following closing, calculated as a fixed percentage of certain revenues of the ongoing business of the Company. Effective upon the closing of this acquisition, all of the Company’s convertible notes payable were discharged for no consideration.